UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2010

Limited Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

The following information is being furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure”, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On November 17, 2010, Limited Brands, Inc. (“Limited Brands” or the “Company”) issued a press release setting forth its third quarter 2010 earnings. In addition, the press release contains updated guidance with respect to 2010 earnings. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 8.01 Other Events

On November 17, 2010, Limited Brands, Inc. announced that its Board of Directors has declared a special dividend of $3 per share and has authorized a $200 million share repurchase program. The special dividend will be paid on December 21, 2010 to shareholders of record at the close of business on December 7, 2010. Share repurchases will be made at the times, in the amounts and in the manner that the Company believes appropriate. The newly authorized $200 million repurchase program includes $53 million remaining under the Company’s previous $200 million repurchase program.

Exhibit 99.1

Press Release dated November 17, 2010 announcing earnings for the third quarter of 2010, the special dividend and newly authorized share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc.

Date: November 19, 2010	By	/s/ Stuart B. Burgdoerfer
Stuart B. Burgdoerfer
Executive Vice President and
Chief Financial Officer